EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-06163 and 333-29103) pertaining to the 1988 Stock Option Plan, 1995 Employee Stock Purchase Plan, 1995 Directors' Stock Option Plan, 1996 Stock Option Plan and 1996 Non-Executive Stock Option Plan, of our report dated December 10, 1997 with respect to the consolidated financial statements and financial schedule of Landec Corporation included in the Annual Report (Form 10-K) for the year ended October 31, 1997.


                                                  Ernst & Young LLP



Palo Alto, California
January 27, 1998